Exhibit 99.3

DA-LITE SCREEN COMPANY, INC.

Offer to Exchange Its

12  1/2% Senior Notes due 2015

Which Have Been Registered Under The Securities Act of 1933

For Any and All of Its Outstanding

12  1/2% Senior Notes due 2015

                    , 2010

To Brokers, Dealers, Commercial Banks,

Trust Companies and Other Nominees:

We are enclosing herewith an offer by Da-Lite Screen Company, Inc., an Indiana corporation (the “Company”), to exchange the Company’s newly issued 12 1/2% Senior Notes due 2015 (the “Exchange Notes”) which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of the Company’s outstanding 12 1/2% Senior Notes due 2015 (the “Original Notes”), upon the terms and subject to the conditions set forth in the accompanying Prospectus, dated                     , 2010 (as the same may be amended or supplemented from time to time, the “Prospectus”), and related Letter of Transmittal (which, together with the Prospectus, constitutes the “Exchange Offer”).

The Exchange Offer will expire at 5:00 p.m., New York City time, on                     , 2010, unless extended (the “Expiration Date”). Tendered Original Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

Based on an interpretation by the staff of the Securities and Exchange Commission (the “SEC”) as set forth in certain interpretive letters addressed to third parties in other transactions, Exchange Notes issued pursuant to the Exchange Offer in exchange for Original Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder that is an “affiliate” of the Company within the meaning of Rule 405 under the Securities Act or a “broker” or “dealer” registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder’s business and such holder is not engaging, does not intend to engage, and has no arrangement or understanding with any person to participate, in the distribution of such Exchange Notes. Accordingly, each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a Prospectus in connection with any resale of those Exchange Notes.

The Exchange Offer is not conditioned on any number or minimum aggregate principal amount of Original Notes being tendered, except that Original Notes may be tendered only in integral multiples of $2,000 or integral multiples of $1,000 in excess thereof.

The Exchange Offer provides a procedure for holders to tender the Original Notes by means of guaranteed delivery.

Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Company will not be required to accept for exchange, or to exchange any Exchange Notes for, any Original Notes and may terminate the Exchange Offer (whether or not any Original Notes have been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the conditions described in the Prospectus under “The Exchange Offer – Conditions of the Exchange Offer” have occurred or exist or have not been satisfied.

For your information and for forwarding to your clients for whom you hold Original Notes registered in your name or in the name of your nominee, we are enclosing the following documents:

1.	A Prospectus, dated , 2010.

2.	A Letter of Transmittal for your use and for the information of your clients.

3.	A printed form of letter which may be sent to your clients for whose accounts you hold Original Notes registered in your name or in the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer.

4.	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 of the Internal Revenue Service (included in the Letter of Transmittal after the instructions thereto).

WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

Any inquiries you may have with respect to the Exchange Offer may be addressed to, and additional copies of the enclosed materials may be obtained from, Wilmington Trust Company, as Exchange Agent (the “Exchange Agent”) at the following telephone number: (302) 636-6181.

Very truly yours,

Da-Lite Screen Company, Inc.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU AS THE AGENT OF THE COMPANY, THE EXCHANGE AGENT OR ANY OTHER PERSON, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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